RE:     Petrol Oil and Gas, Inc.

          Form 10-KSB

We hereby consent to the use of our audit report dated March 26, 2004 relating to the December 31, 2003 financial statements of Petrol Oil and Gas, Inc. in the Company's Form 10-KSB.

/s/ Weaver & Martin

Weaver & Martin

Kansas City, Missouri

April 14, 2004